UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 4, 2017, MoviePass Inc. (“MoviePass”), a majority-owned subsidiary of Helios and Matheson Analytics Inc. (“HMNY”) effective as of December 11, 2017, entered into agreements with Costco Wholesale (“Costco”) and TicketOps Corporation (“Ticket Ops”), which manages the digital delivery of certain products and services on Costco websites, pursuant to which Costco will offer a one-year subscription package for a flat fee. The package deal is available exclusively to Costco members and covers a year of membership for both MoviePass™ and Fandor, the streaming service with the largest collection of independent films, documentaries, international features and shorts. The agreements cover a sale period beginning on December 12, 2017 and ending on December 18, 2017. A copy of the Agreement for Listing Online with Costco between MoviePass and Ticket Ops is attached to this Current Report as Exhibit 99.1.

On December 12, 2017, HMNY issued a press release regarding the MoviePass™ and Fandor package deal being offered by Costco. A copy of the press release is attached to this Current Report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) )    Exhibits

Exhibit No.	Description

99.1*	Agreement for Listing Online with Costco Between MoviePass Inc. and TicketOps Corporation.

99.2*	MoviePassFandor Costco Release

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017	HELIOS AND MATHESON ANALYTICS INC.

	By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Agreement for Listing Online with Costco Between MoviePass Inc. and TicketOps Corporation.

99.2*	MoviePassFandor Costco Release

* Filed herewith.

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